EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The following identifies the Registrant’s wholly-owned subsidiary as defined in Rule 1-02(w) of Regulation S-X.

Name	Jurisdiction of Incorporation	Year Organized
Supertex Limited	Hong Kong	2001